Exhibit 3.2
AMENDED AND RESTATED
BY-LAWS
OF
CALAMOS ASSET MANAGEMENT, INC.
ARTICLE I
OFFICES
     SECTION 1.01. Registered Office. The registered office of Calamos Asset Management, Inc. (the “Corporation”) in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.
     SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.
     SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, by a committee that is duly designated by the Board as set forth in Section 4 hereof or by the Board pursuant to a resolution duly adopted by a majority of the then authorized number of directors, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the notice required by Section 2.03 may be conducted at the special meeting. The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.
     SECTION 2.03. Notice and Business of Meetings. (a) General. Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at the stockholder’s address as it appears on the stock books of the Corporation unless, prior to the time of mailing, the stockholder shall have filed with the Secretary a written request that notices intended for the stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any special meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary or the transfer agent of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.
          (b) Advance Notice Provisions for Business to be Transacted at Annual Meeting. (i) No business may be transacted at an annual meeting of stockholders, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (B) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (C) otherwise properly brought before the annual meeting by any stockholder of the Corporation who (1) is a stockholder of record on both (x) the date of the giving of the notice provided for in this Section 2.03 and (y) the record date for the determination of stockholders entitled to vote at such annual meeting and (2) complies with the notice procedures set forth in this Section 2.03(b).
          (ii) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
     (A) To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting.
     (B) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by such stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. As used in these by-laws, “beneficially owned” means all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          (iii) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.03, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.03 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
     (c) Advance Notice Provisions for Election of Directors. (i) In addition to any other applicable requirements, for a nomination for election of a director to be made by a stockholder of the Corporation, such stockholder must (A) be a stockholder of record on both (1) the date of the giving of the notice provided for in this Section 2.03 and (2) the record date for the determination of stockholders entitled to vote at such annual meeting and (B) have given timely notice thereof in proper written form to the Secretary of the Corporation. If a stockholder is entitled to vote only for a specific class or category of directors at a meeting of the stockholders, such stockholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.
     (ii) To be timely in connection with the annual meeting of the stockholders, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote for the election of such director(s) at such meeting and satisfying the requirements specified in Section 2.03(c)(i) may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation’s notice of such meeting, but only if the stockholder notice required by Section 2.03(c)(iii) hereof shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board to be elected at such meeting or the number of directors to be elected shall have been publicly announced.
     (iii) To be in proper written form, a stockholder’s notice to the Secretary must set forth (A) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation, if any, which are beneficially owned or owned of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving notice (1) the name and record address of such stockholder, (2) the class or series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
     (iv) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.03(c). If the chairman of an annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
     (v) This Section 2.03(c) shall not apply to any nomination of a director in an election in which only the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”) issued pursuant to Article IV of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) are entitled to vote (unless otherwise provided in the terms of such series of Preferred Stock).
     (d) Adjournment. In no event shall the adjournment of an annual or special meeting of the stockholders, or any announcement thereof, commence a new period for the giving of notice under this Section 2.03.
     SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.
     SECTION 2.05. Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
     SECTION 2.06. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, the record holders of shares having a majority of the voting power of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, all action taken by the holders of a majority of the vote cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these By-laws, the record holders of shares having a majority of the voting power of the shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these By-laws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.
     SECTION 2.07. Proxies and Voting. Except as otherwise provided in a resolution of the Board adopted pursuant to the Certificate of Incorporation and these By-laws establishing a series of Preferred Stock, at each meeting of stockholders, each holder of shares of the Corporation’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), shall be entitled to one (1) vote for each such share, and each holder of the Corporation’s Class B Common Stock, par value $0.01 per share (“Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), shall be entitled to the respective number of votes as set forth in the Certificate of Incorporation, in each case determined with reference to the number of shares of Common Stock and Membership Units (as such term is defined in the Certificate of Incorporation) in Calamos Holdings LLC, a Delaware limited liability company, standing in such holder’s name on the stock records of the Corporation maintained in accordance with Section 7.02 hereof (i) at the time fixed pursuant to Section 7.07 of these By-laws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters (except as otherwise provided in these By-laws and except in cases where a larger vote is required by law or by the Certificate of Incorporation or these By-laws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.07 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.
     SECTION 2.08. Action Without Meeting. For so long as shares of Class B Common Stock are issued and outstanding, any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (or deemed to be in writing under applicable law), setting forth the action so taken, shall be signed by stockholders (or deemed to be signed by stockholders under applicable law) representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered and dated as required by law. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The Secretary shall file such consents with the minutes of the meetings of the stockholders. Immediately following such time, if any, as when there cease to be shares of Class B Common Stock issued and outstanding, (i) no action may be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these By-laws, and (ii) no action may be taken by the stockholders by written consent without a meeting.
     SECTION 2.09. Organization. (a) At every meeting of stockholders, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.
     (b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III
BOARD OF DIRECTORS
     SECTION 3.01. Powers. (a) The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by stockholders. The Board may, subject to the approval procedures of this Sections 3.01 and except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:
     (i) to declare dividends from time to time in accordance with law;
     (ii) to purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
     (iii) to authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
     (iv) to remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
     (v) to adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;
     (vi) to adopt from time to time such insurance, retirement and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
     (vii) to adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation’s business and affairs.
     (b) Without limiting the powers of the Board set forth in Section 3.01(a), the Corporation shall not, and shall not permit any Subsidiary (as defined in Section 3.01(e) below) to, and no officer, employee or agent of the Corporation or any Subsidiary shall, take any of the following actions without the prior approval of the Board:
     (i) any merger, consolidation, dissolution or liquidation of the Corporation or any Subsidiary or any transaction having the same effect;
     (ii) except pursuant to the conversion or exchange rights set forth in the Certificate of Incorporation, the Limited Liability Company Agreement of Calamos Holdings LLC, as amended (the “LLC Agreement”) or similar constitutive documents of any other Subsidiary and issuances pursuant to the Calamos Asset Management, Inc. Incentive

Compensation Plan, (A) the authorization of any equity security of the Corporation or any Membership Unit (as defined in the Certificate of Incorporation) or other equity interest in any Subsidiary (including, without limitation, in each case, any security convertible or exchangeable for such an equity security or interest), (B) the issuance, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Corporation (other than any Class B Common Stock) or any Membership Unit (as defined in the Certificate of Incorporation) or other equity interest in any Subsidiary (including, without limitation, in each case, any security convertible or exchangeable for such an equity security or interest), or (C) the authorization, issuance, cancellation, alteration, modification, redemption or any change in, of, or to, any right, option, put, call or warrant with respect to the equity securities or other equity interest referred to in clause (B);
     (iii) the transfer or other disposition (other than inventory or obsolete assets of the Corporation or any Subsidiary) of, or placing any encumbrance (other than encumbrances arising by operation of law) on, any material asset of the Corporation or any Subsidiary, except Permitted Encumbrances (as defined in the LLC Agreement);
     (iv) except for transactions for the Corporation’s investment portfolio executed in accordance with the Corporation’s investment policy statement; the acquisition of any interest in, or the making of any loan or extension of credit to, another person or entity by the Corporation or any Subsidiary for or in an amount in excess of $10,000,000; any capital expenditure (or series of related capital expenditures) by the Corporation or any Subsidiary in excess of $10,000,000; or any debt, loan or borrowing of the Corporation or any Subsidiary (other than borrowings under revolving credit facilities approved by the Board) exceeding $10,000,000 outstanding in the aggregate at any time, or any revolving credit facility of the Corporation or any Subsidiary permitting aggregate borrowings at any one time outstanding to exceed $10,000,000;
     (v) the adoption and approval of any business plan for the Corporation or any Subsidiary; and
     (vi) the adoption of any incentive or other employee benefit plan by the Corporation or any Subsidiary or any material amendment to any such existing plan.
     (c) Notwithstanding anything to the contrary contained in Articles III and IV hereof, the following actions shall require the approval of the Class B Directors (as defined in the Certificate of Incorporation):
     (i) any merger, consolidation, dissolution or liquidation of the Corporation or any Subsidiary or any transaction having the same effect; and
     (ii) except pursuant to the conversion or exchange rights set forth in the Certificate of Incorporation, the LLC Agreement or similar constitutive documents of any Subsidiary and issuances pursuant to the Calamos Asset Management, Inc. Incentive Compensation Plan, (A) the authorization of any equity security of the Corporation or any Membership Unit (as defined in the Certificate of Incorporation) or other equity interest in any Subsidiary (including, without limitation, in each case, any security convertible or exchangeable for such an equity security or interest), (B) the issuance, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Corporation (other than any Class B Common Stock) or any Membership Unit (as defined in the Certificate of Incorporation) or other equity interest in any Subsidiary (including, without limitation, in each case, any security convertible or exchangeable for such an equity security or interest), or (C) the authorization, issuance, cancellation, alteration, modification, redemption or any change in, of, or to, any right, option, put, call or warrant with respect to the equity securities or other equity interest referred to in clause (B).
     (d) Notwithstanding anything to the contrary contained in Articles III and IV hereof, the following actions shall require the approval of the Class B Directors (as defined in the Certificate of Incorporation) and a majority of the independent members of the Board:
     (i) any amendment, change or other modification or restatement to the Certificate of Incorporation of the Corporation, the By-laws of the Corporation, the Limited Liability Company Agreement of Calamos Holdings LLC, as amended, or similar constitutive document of any Subsidiary of the Corporation or Calamos Holdings LLC (other than any amendment required to effect a merger, consolidation or any transaction having the same effect approved in accordance with the terms herein);
     (ii) the conduct by the Corporation or any Subsidiary of any business other than the investment advisory or investment management business and any ancillary or related business or the establishment of a new entity to conduct any such business; and
     (iii) the authorization, issuance, cancellation, alteration, modification, redemption or any change in, of, or to, any Class B Common Stock or any right, option, put, call or warrant with respect to any Class B Common Stock.
     (e) For the purposes of this Section 3.01, “Subsidiary” shall mean Calamos Holdings LLC, the Delaware limited liability company in which the Corporation is the sole Manager, or any successor entity thereto, and any other corporation, limited liability company, partnership or other entity in which the Corporation or Calamos Holdings LLC (or any successor entity thereto), directly or indirectly, has a controlling equity interest.
     SECTION 3.02. Nominations. Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of directors who complies with the notice procedures set forth in Section 2.03(c). Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.
     SECTION 3.03. Number. The Board shall consist of not less than three (3) nor more than nine (9) persons. The Class B Directors (as defined in the Certificate of Incorporation, and in the absence of a sole remaining Class B Director, such determination shall be made by a majority vote of the holders of Class B Common Stock, voting separately as a class) shall have the right, but not the obligation, to appoint one additional Class B Director for each newly created directorship (other than a directorship for a Class B Director); provided however that at all times the Board shall consist of a majority of independent directors.
     SECTION 3.04. Vacancies; Newly Created Directorships. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause, and any newly created directorships resulting from an increase in the number of directors, shall be filled in the manner provided in the Certificate of Incorporation.
     SECTION 3.05. Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board.
     SECTION 3.06. Meetings. (a) Annual Meetings. The annual meeting of the Board shall be held immediately before or after the annual meeting of stockholders and may be at the place where such meeting is held. No notice of an annual meeting of the Board shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.
     (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board shall be held in the office of the Corporation required to be maintained pursuant to Section 1.02 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board or the written consent of all directors. Regular meetings of the Board shall be held not less frequently than quarterly.
     (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board or a majority of the then authorized number of directors.
     (d) Telephone Meetings. Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
     (e) Notice of Meetings. Notice of the time and place of all special meetings of the Board shall be orally or in writing, by telephone, facsimile, electronic mail, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting at the beginning of the meetings to the transaction of any business because the meeting is not lawfully called or convened.

     (f) Waiver of Notice. The transaction of all business at any meeting of the Board, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
     (g) Quorum and Manner of Acting. A majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.
     (h) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:
     (i) the Chairman;
     (ii) the Chief Executive Officer;
     (iii) any director chosen by a majority of the directors present.
The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.
     SECTION 3.07. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission or transmissions is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     SECTION 3.08. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
COMMITTEES OF THE BOARD
     SECTION 4.01. Appointment and Powers of Audit Committee. The Board shall establish an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall oversee: (i) the quality and integrity of the Corporation’s financial statements; (ii) the quality and integrity of the Corporation’s financial reporting processes; (iii) the quality and integrity of the Corporation’s systems of internal controls; (iv) the Corporation’s compliance with legal and regulatory requirements; (v) the independent auditor’s qualifications and independence; and (vi) the performance of the Corporation’s internal audit function and independent auditor. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.
     SECTION 4.02. Appointment and Powers of Nominating and Corporate Governance Committee. The Board shall establish a Nominating and Corporate Governance Committee for purposes of selecting nominees to be recommended by the Board for election as directors. The Nominating and Corporate Governance Committee shall also recommend to the Board the directors to serve on each of the committees established by the Board. The Nominating and Corporate Governance Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Nominating and Corporate Governance Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.
     SECTION 4.03. Appointment and Powers of Compensation Committee. The Board shall establish a Compensation Committee for purposes of developing and overseeing the implementation of the Corporation’s philosophy with respect to the compensation of the Corporation’s officers and directors. The Compensation Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.
     SECTION 4.04. Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.
     SECTION 4.05. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.
     SECTION 4.06. Resignations; Removals. Any member of any committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose. Any vacancies on any committee of the Board shall be filled in the manner set forth above in respect of the appointment of such committee.
ARTICLE V
OFFICERS
     SECTION 5.01. Officers. The officers of the Corporation shall be the Chairman, the Chief Executive Officer, one or more Vice Presidents, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.
     SECTION 5.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.
     SECTION 5.03. Term of Office, Resignation and Removal. (a) The officers of the Corporation shall, on an annual basis, be appointed by the Board, except for the Chairman and the Chief Executive Officer who will be appointed by the Class B Directors (as defined in the Certificate of Incorporation), subject to the approval of a majority of the other members of the Board. The Board may require any officer to give security for the faithful performance of his duties.

     (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the Chief Executive Officer or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
     (c) All officers and agents shall be subject to removal, with or without cause, at any time by the Board or by the action of the record holders of shares having a majority of the voting power of the shares entitled to vote thereon.
     SECTION 5.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 5.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.
     SECTION 5.05. The Chairman. The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these By-laws.
     SECTION 5.06. The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these By-laws.
     SECTION 5.07. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer and perform such other duties as the Board or the Chief Executive Officer shall prescribe, and in the absence or disability of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer.
     SECTION 5.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the Chief Executive Officer and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the

Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Executive Officer.
     SECTION 5.09. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.
     SECTION 5.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the Chief Executive Officer. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the Chief Executive Officer shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.
     SECTION 5.11. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.
ARTICLE VI
CHECKS, DRAFTS, NOTES, AND PROXIES
     SECTION 6.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.
     SECTION 6.02. Execution of Proxies. The Chairman or the Chief Executive Officer, or, in the absence or disability of both of them, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the Chief Executive Officer or any Vice President.

ARTICLE VII
SHARES AND TRANSFERS OF SHARES
     SECTION 7.01. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board; provided that the Board may provide by resolution or resolutions that some or all of any class or classes or series of stock shall be uncertified shares; provided further that any such resolution shall not apply to any shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, upon request, every holder of uncertified shares shall be entitled to have a certificate signed by or in the name of the Corporation (as provided below) representing the number of shares in registered certificate form. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the Vice Chairman, the Chief Executive Officer or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office, transfer agent or registrar or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue. Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be lawful or appropriate. The Corporation shall not have the power to issue a certificate in bearer form.
     SECTION 7.02. Stock Ledger. A stock ledger in one or more counterparts setting forth a complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares of the Corporation, and the number of Membership Units (as such term is defined in the Certificate of Incorporation) of Calamos Holdings LLC, which are registered in such stockholder’s name, shall be maintained by the Corporation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and record holder thereof for all purposes.
     SECTION 7.03. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 7.04. Addresses of Stockholders. Each stockholder shall designate to the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.
     SECTION 7.05. Lost, Destroyed and Mutilated Certificates. Each record holder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the record holder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the record holder of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     SECTION 7.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing shares, including, without limitation, appointing one or more transfer agents and one or more registrars.
     SECTION 7.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
ARTICLE VIII
SEAL
     SECTION 8.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

ARTICLE IX
FISCAL YEAR
     SECTION 9.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.
ARTICLE X
INDEMNIFICATION AND INSURANCE
     SECTION 10.01. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.01(a) and (b) of these By-laws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under Sections 10.01(a) and (b) of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 10.01(a) and (b) of these By-laws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article X. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (h) For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the

Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.
     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     SECTION 10.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.
ARTICLE XI
AMENDMENTS
     SECTION 11.01. Amendments. These By-laws may be altered, amended or repealed (a) at any annual meeting of stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon by a vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon or (b) (except as otherwise expressly provided in any by-law adopted by the stockholders) by the Board subject to the provisions in Section 3.01.